Exhibit 10.2

                                 HARLEY-DAVIDSON
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                       FOR
                                          ("EXECUTIVE")


        HARLEY-DAVIDSON, INC. a Wisconsin corporation, together with its subsidiaries and affiliates (collectively referred to herein as the "Employer"), hereby establishes this Supplemental Executive Retirement Plan (the "SERP") for the Executive effective as of the ____ day of _____________, 199__, as follows:

        1. Purpose. The purpose of the SERP is to provide the Executive with retirement income benefits which are supplemental to entitlements under the Funded Plan, the Harley-Davidson Retirement Savings Plan, the Harley-Davidson Pension Benefit Restoration Plan, and the Employer's post-retirement medical benefits plan.

        2. Definitions. The following terms have the following meanings unless the context clearly indicates otherwise:

             (a) "Applicable Interest Rate" means the product of one (1.0) minus the applicable maximum tax rate expressed as a decimal multiplied by the preretirement earnings assumption in effect for the Funded Plan at the Executive's Retirement Date, expressed as a decimal. The product shall then be rounded up to the nearest hundredth. The "applicable maximum tax rate" means the total of the maximum federal individual income tax, the maximum State of Wisconsin individual income tax, and the Hospital Insurance (Medicare) payroll tax, taking into account the deductibility of state income taxes for federal income tax purposes, to the extent permitted by law and tax rates as they are legally in effect at the relevant time. Any subsequent adjustments which may be made to tax rates or to the Funded Plan's earnings assumption having retroactive effect to such date shall be disregarded.

             (b) "Applicable Percentage" means thirty-five percent (35%) plus, for each full calendar month of employment completed by the Executive after age fifty-five (55), one thousand seven hundred eighty-six ten-thousandths percent (0.1786%), not to exceed a maximum of fifty percent (50%) at age sixty-two (62).

             (c)  "Change of Control Event" means any one of the following:
   (i) Continuing directors no longer constitute at least two-thirds of the directors constituting the Board of Directors of Harley-Davidson, Inc.;
   (ii) any person or groups (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended ("Exchange Act")), together with its affiliates, becomes the beneficial owner, directly or indirectly, of 20% or more of Harley-Davidson, Inc.'s then outstanding common stock or 20% or more of the voting power of Harley-Davidson, Inc.'s then outstanding securities entitled generally to vote for the election of Harley-Davidson, Inc.'s directors; (iii) the approval by Harley-Davidson, Inc.'s stockholders of the merger or consolidation of Harley-Davidson, Inc. with any other corporation, the sale of substantially all of Harley-Davidson, Inc.'s assets or the liquidation or dissolution of Harley-Davidson, Inc., unless, in the case of a merger or consolidation, the continuing directors in office immediately prior to such merger or consolidation constitute at least two-thirds of the directors constituting the board of directors of the surviving corporation of such merger or consolidation and any parent (as defined in Rule 12b-2 under the Exchange Act) of such corporation;
   (iv) at least two-thirds of the continuing directors who are disinterested persons in office immediately prior to any other action proposed to be taken by Harley-Davidson, Inc.'s stockholders or by the Board of Directors of Harley-Davidson, Inc. determine that such proposed action, if taken, would constitute a change of control of Harley-Davidson, Inc., and such action is taken. Continuing director means any person who either was a director of Harley-Davidson, Inc. on the Effective Date, or was designated before such person's initial election as a director as a "continuing director" by a majority of the continuing directors.

             (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

             (e) "Committee" means the Retirement Plans Committee appointed by the Board of Directors of Harley-Davidson, Inc., or, if such Committee is unable to fulfill its duties under the SERP, the Board of Directors of Harley-Davidson, Inc.

             (f) "Determination Date" means the first day of the month coincident with or immediately following the date on which an Executive, who has a valid optional lump sum payment election in effect, terminates employment with the Employer for any reason, other than death, after satisfying the vesting requirements of Section 3.

             (g) "Earnings" and "Final Average Earnings" have the meanings assigned to such terms by the Funded Plan except that each shall be determined for purposes of this SERP without regard to the limitations on pensionable earnings imposed by Code Section 401(a)(17) and increased by any amount which would be taxable compensation if such amount were not contributed as a pretax contribution to a nonqualified plan of deferred compensation maintained by an Employer.

             (h)  "Effective Date" means the date first above written.

             (i) "Funded Plan" means the Retirement Annuity Plan for Salaried Employees of Harley-Davidson.

             (j) "Retirement Date" means the later of the first day of the month coincident with or immediately following the date on which the Executive has terminated employment with the Employer for any reason, other than death, after satisfying the vesting requirements of Section 3, or the date on which payments commence to be made by the Funded Plan to the Executive.

             (k) "SERP Benefit" means the monthly benefit payable in the form of a single life annuity for the life of the Executive equal to the Applicable Percentage multiplied by the Executive's Final Average Earnings as specially defined for purposes of this SERP, offset and reduced by the Executive's monthly benefit entitlement payable in the normal single life annuity form under (i) the Funded Plan and (ii) the Harley-Davidson Pension Benefit Restoration Plan. A SERP Benefit hereunder is payable only to an Executive who is living on the date payments are to commence to be paid to the Executive. For this purpose, normal form SERP Benefit payments are deemed to commence on the Executive's Retirement Date and any optional lump sum payment of benefits is deemed to commence on the Executive's Determination Date. "Annuity," for all purposes hereunder, means periodic payments of income and does not, under any circumstance, suggest or require that a contract from an insurance company will be obtained to provide such periodic payments.

             (l) "Spouse" means the surviving spouse of the Executive, as such term is defined in the Funded Plan.

        3. Vesting. The Executive's entitlement to the SERP Benefit hereunder vests and becomes nonforfeitable, to the extent accrued, upon completion of fifteen (15) Years of Vesting Service and attainment of age fifty-five (55) before termination of employment for any reason, including death. For purposes of this SERP the term "Years of Vesting Service" has the meaning assigned to it by the Funded Plan.

        4. Coordination of SERP Benefits with Pension Benefit Restoration Plan. The SERP Benefit hereunder and any benefit entitlements of the Executive under the Harley-Davidson Pension Benefit Restoration Plan shall be coordinated by the Employer so as to have the effect of being benefits provided by a single plan or program. As a result, the same form of benefit payment is required for benefits under each program and the benefits payable under each program may be combined into one payment or check. Any election of the form of benefit payment made by the Executive under the Pension Benefit Restoration Plan shall be fully effective for all purposes of this SERP.

        5.   SERP Benefit.

             (a) Amount. The amount of the Executive's SERP Benefit shall be determined in accordance with Section 2(k), above.

             (b) Form of Payment. Unless the Executive has elected the optional lump sum form of payment in accordance with this Section and
   Section 4, the Executive's SERP Benefit shall be paid in the same form of payment applicable to the payment of benefits to the Executive under the Funded Plan. If a periodic payment method other than a single life annuity form of payment is in effect under the Funded Plan, the Executive's single life annuity payment hereunder shall be converted to the actuarial equivalent of such benefit on the basis of the Funded Plan's method of determining actuarial equivalency.

             (c) Commencement of Payment. Unless the Executive has elected the optional lump sum form of payment in accordance with this Section and
   Section 4, payment of the Executive's SERP Benefit shall commence at the same time as payments commence to the Executive under the Funded Plan.

             (d)  Optional Lump Sum Payment.  Subject to the requirements of
   Section 4, the Executive may, in accordance with Committee rules and procedures, elect to receive payment of the Executive's SERP Benefit in the form of a single lump sum cash payment amount. Special rules apply to the optional lump sum form of payment with regard to determination of the amount of the payment and when the payment is to be made.

                  i) The amount of the Executive's optional lump sum cash payment shall be equal to the present value of the Executive's SERP Benefit determined as of the Executive's Determination Date. The present value determination shall be made on the assumption that two hundred forty
   (240) consecutive monthly SERP Benefit payments in the form of a single life annuity would otherwise have been made to the Executive, commencing on the Executive's Determination Date. The Applicable Interest Rate shall be used to determine present value.

                  ii) Any lump sum cash payment to be made hereunder shall be made as soon as practicable on or after the Executive's Determination Date.

             (e) Optional Lump Sum Payment Election Procedures. Committee rules and procedures governing the election of the optional lump sum form of payment, and revocations of such election, include, but are not limited to, the following: The Executive may change the form of payment initially effective upon execution of this SERP only with the written consent of the Committee. Changes in such election may be made no later than the close of the calendar year preceding the calendar year in which benefit payments are to commence. The Committee has full and complete discretion regarding whether or not to consent to any change in payment method requested by an Executive.

             (f) Small Payment Cash Out Rule. Notwithstanding the foregoing provisions of this Section 5, the Committee is authorized to cash out the present value of benefits, using the methodology described in subparagraph
   (d), above, where the monthly payments which would otherwise be required to be made are de minimis, as determined by the Committee.

        6.   Preretirement Surviving Spouse Benefit.

             (a) Amount and Normal Form. If a vested Executive dies before the Executive's Retirement Date, or, if the Executive has a valid optional lump sum payment election in force, the Executive dies before the Executive's Determination Date, and the Executive has a Spouse who is eligible to receive a preretirement surviving spouse benefit under the Funded Plan, such Spouse shall be entitled to receive a preretirement surviving spouse benefit hereunder. The normal form of payment of the preretirement surviving spouse benefit is monthly payments for the life of the surviving Spouse, equal in amount to the Spouse's monthly preretirement surviving spouse benefit, determined using the Funded Plan methodology for determining preretirement surviving spouse benefits based on the deceased Executive's accrued benefits under the SERP immediately prior to death.

             (b) Commencement of Normal Form of Preretirement Surviving Spouse Benefit. Payment of the normal form of preretirement surviving spouse benefit hereunder shall commence at the same time as the similar benefit to the surviving Spouse commences under the Funded Plan.

             (c) Optional Lump Sum Payment. If the Executive has in effect at the time of the Executive's death a valid election to receive the Executive's SERP Benefit in the optional lump sum payment form, any preretirement surviving spouse benefit which is otherwise payable under this SERP shall be paid to the Executive's surviving Spouse in the form of a single lump sum cash amount. The single lump sum cash amount shall be equal to the present value of the monthly benefits described in subparagraph (a), above, determined on the assumption that two hundred forty (240) consecutive monthly benefit payments would otherwise be made, commencing on the first day of the month following the Executive's date of death. The Applicable Interest Rate shall be used to determine present value. Payment of the optional lump sum amount shall be completed as soon as practicable on or after the date as of which the amount is determined.

        7. Other Terminations of Employment. If employment terminates before the Executive is vested in SERP Benefits, or if employment terminates due to the death of the Executive and the Executive does not have a surviving Spouse, no benefits are payable hereunder.

        8.   Effect of Change of Control Event.

             (a) If a Change of Control Event is determined by the Committee to have occurred while the Executive is actively employed by the Employer, the Committee may, in its sole discretion, establish an irrevocable grantor trust, to be entered into by the Employer and the trustee thereof, for the purpose of holding assets sufficient to fund some or all of the liability or contingent liability of the Employer to pay benefits hereunder to the Executive. Funding of such irrevocable grantor ("rabbi") trust shall be in the discretion of the Board of Directors of Harley-Davidson, Inc.

             (b) If a Change of Control Event is determined by the Committee to have occurred while the Executive is no longer actively employed by the Employer, but before any periodic payments to which the Executive is entitled hereunder have been completed, the Employer shall cash out, in single lump sum payment amount, the present value of any remaining payments yet to be made to or on behalf of the Executive. Present value in this situation shall be determined as of the first day of the month following the month in which the Change of Control Event is determined to have occurred and shall be based on the assumption that the recipient of the monthly payments has the life expectancy assigned to a person of the same age under the Funded Plan's general mortality assumptions used for funding purposes. The Applicable Interest Rate shall be used to determine present value.

        9. Administration of the SERP. The Committee shall administer and interpret the SERP, and supervise its operation. Interpretation of the SERP by the Committee shall be final and binding upon the Executive.

        10. Unfunded SERP. This SERP is unfunded and is maintained by the Employer primarily for the purpose of providing deferred compensation for a select member of management who is also highly compensated. Nothing contained in this SERP and no action taken pursuant to its terms shall create or be construed to create a fiduciary relationship between Employer and Executive, or any other person. The right of the Executive to receive benefits hereunder shall be an unsecured claim against the general assets of Employer and neither the Executive nor any other person shall have any rights in or against any amounts which may be earmarked by Employer in order to implement this SERP, or any other specific assets of Employer.

        11. Additional ERISA Provisions. The Committee is the named fiduciary. The SERP is unfunded. Direct payment is the basis of payment of benefits under the SERP. The Committee shall determine all claims in accordance with the claims procedure set forth in the Funded Plan.

        12. Assignment. The right of the Executive or any other person to the payment of benefits under this SERP shall not be assigned, transferred, pledged or encumbered.

        13. Effect on Retirement Plans. Any benefits accrued hereunder shall not be deemed compensation to Executive for the purpose of computing benefits under any qualified retirement plan or other benefit plan, whether qualified or nonqualified, which may be maintained by an Employer.

        14. Severability. If any of the provisions of this SERP shall be held to be invalid, or shall be determined to be inconsistent with the purpose of this SERP, the remainder of the agreement shall not be affected thereby.

        15. Binding upon Successors. This SERP shall be binding upon and inure to the benefit of the Employer and its successors and assigns and the Executive and the Executive's heirs, executors, administrators, and legal representatives.

        16. Governing Law. This SERP shall be construed in accordance with and governed by the laws of the State of Wisconsin to the extent not preempted by federal law.

                            HARLEY-DAVIDSON, INC.



                            BY
                                 Executive